EXHIBIT 10.91

                            Miramar Park of Commerce

                                 BUSINESS LEASE



     THIS LEASE, entered into this 18th day of November, 2002, between Sunbeam Development Corporation hereinafter called the Lessor, party of the first part, and NMHCRX MAIL ORDER, Inc., a division of National Medical Health Card Systems, Inc., a Delaware corporation, hereinafter called the Lessee or tenant, party of the second part:


     WITNESSETH, That the said Lessor does this day Lease unto said Lessee, and said Lessee does hereby hire and take as tenant 9994 Premier Parkway, Miramar, Broward County, Florida 33025 (the "Premises"), which consists of approximately 12,853 square feet as shown on Exhibit "A" attached and which is a portion of the "Building" as identified on Exhibit "A". The Premises shall be used and occupied by the Lessee as a mail order pharmacy and offices ancillary thereto and for no other purposes or uses whatsoever without the express written consent of Lessor, said consent not to be unreasonably withheld or delayed, for the term of approximately five (5) years beginning the 14th day of December, 2002, and ending the31st day of December, 2007, at and for the agreed rental payable as follows:

       $3,855.90 plus State Sales Tax for the period from December 14-31, 2002;
       $6,640.72         per month plus State Sales Tax from January 1, 2003  thru December 31, 2003;
       $6,906.35         per month plus State Sales Tax from January 1, 2004  thru December 31, 2004;
       $7,182.60         per month plus State Sales Tax from January 1, 2005  thru December 31, 2005;
       $7,469.90         per month plus State Sales Tax from January 1, 2006  thru December 31, 2006;
       $7,768.70         per month plus State Sales Tax from January 1, 2007  thru December 31, 2007.

Such payments are in addition to all other payments to be made under this Lease by Lessee, including but not limited to those described in Paragraph 28.

Lessee hereby deposits $66,783.72 with Lessor for the following:
      December 14-31, 2002 Rent:                                       $3,855.90
      Lessee's Proportionate Share of December 14-31, 2002
      Estimated Expenses (per Paragraph 28):                           $1,243.84
      Sales Tax:                                                      $   305.98
      Lessee's Contribution towards Lessor's
         Improvements (per Paragraph 36(e) below)                     $61,378.00
         Security Deposit:                                        $         0.00
                                                                  --------------
         Total:                                                       $66,783.72

     In the event the term of this Lease begins or ends on other than the first or last day of a month, rent for such month(s) shall be prorated on a per diem basis. In the event that any monthly rental payment due hereunder is not received by Lessor by the fifteenth (15th) day of any month, said payment shall bear a late charge of ten percent (10%) of the monthly payment which shall be then due and payable.

     All payments to be made to the Lessor on the first day of each and every month in advance without demand at the office of Sunbeam Development Corporation 1401 79th St. Causeway in the City of Miami, Florida 33141 or at such other place and to such other person, as the Lessor may from the time to time designate in writing.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

     FIRST: Assignment, Subletting & Alterations. The Lessee shall not assign this Lease, nor sub-let the Premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the Lessor, said consent not to be unreasonably withheld or delayed, and all additions, fixtures, or improvements which may be made by Lessee, except movable office furniture, shall become the property of the Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease. Lessor's consent shall not be required for any assignment and/or sublease to any parent or wholly-owned subsidiary of Lessee. Notwithstanding, Lessee shall remain liable for all of its obligations under this Lease irrespective of any assignment, unless specifically released in writing by Lessor pursuant to this Paragraph.

     SECOND: Personal Property/Leasehold Improvements. All personal property placed or moved in the Premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes,,( unless caused by the gross negligence of the Lessor), or from any act of negligence of any co-tenant or occupants of the Building or of any other person whomsoever.

     THIRD: Compliance with Laws. That the Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said Premises during said term.

     FOURTH: Casualty. In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said Premises tenantable by repairs within 150 days therefrom. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

     FIFTH: Compliance. The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said Lease, or any of said rules, shall at the option of the Lessor, be deemed a default of this Lease.

     SIXTH: Default. If the Lessee shall be in default under this Lease or shall abandon or vacate said Premises before the end of the term of this Lease, or shall suffer the rent to be in arrears, the Lessor may, at its option, upon 30 days written notice, cancel this Lease or it may enter said Premises as the agent of the Lessee, by force or otherwise (all in accordance with local law), and relet the Premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess of demand. In the alternative, Lessor may elect to declare the entire rent for the balance of the Lease Term, or any part thereof, due and payable forthwith, and to bring an action for the recovery thereof.

     SEVENTH: Attorney's Fees and Expenses. Lessee agrees to pay the cost of collection and reasonable attorney's fees on any part of said rental that may be collected by suit or by attorney, after the same is past due.

     EIGHTH: Lessee's Obligations to Pay Rent and Other Charges. The Lessee agrees that it will pay all charges for rent, gas, electricity or other illumination used on said Premises, and should said charges for rent or light herein provided for at any time remain due and unpaid for the space of five days after the same shall have become due, the Lessor may at its option consider the said Lessee tenant at sufferance and immediately re-enter upon said Premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise. In addition, it shall be considered a default of this Lease in the event a lien is placed against the Building or premises as the result of the work performed by Lessee or Lessee's contractors, subcontractors or agents and such lien is not released or bonded off within thirty (30) days of Lessee receiving notice of such lien. However, nothing herein contained shall prevent Lessee from contesting, in good faith, and at its own expense, any such lien or claim of lien.

     NINTH: Lessor's Lien. The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods, and chattels of said Lessee, which shall or may be brought or put on said Premises as security for the payment of the rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said Lessor, and does hereby agree to pay attorney's fees of ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by Lessor. Notwithstanding anything to the contrary contained hereinabove, Lessor acknowledges that its lien rights as described above shall be subordinate to the lien rights of any Lenders of Lessee and any lien rights predating this Lease.

         TENTH:  [INTENTIONALLY DELETED]

     ELEVENTH: Lessor's Right of Entry. The Lessor, or any of its agents, shall, upon 24 hour notice (except in the case of an emergency) have the right to enter said Premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of the Building.

     TWELFTH: Condition of Premises. Subject to Lessors completion of Lessors Improvements described in Paragraph 36 below, Lessee hereby accepts the Premises in as-is condition and agrees to maintain said Premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this Lease, and to make good to said Lessor immediately upon demand, any damage to water apparatus, or electric lights, or any fixtures, appliances or appurtenances of said Premises, or of the Building, not caused by any act or neglect of Lessor, or of any person or persons in the employ or under the control of the Lessor.

     THIRTEENTH: Waiver and Indemnification. (a) It is expressly agreed and understood by and between the parties to this Lease, that the Lessor shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said Building.

     (b) Except for Lessor's negligence or intentional acts and except as may be specifically provided elsewhere in this Lease, Lessor shall not be liable for any damage or injury to any person or property whether it be to the person or property of the Lessee, its employees, agents, invitees, licensees or guests by reason of Lessee's occupancy of the Premises or because of fire, flood, windstorm, water, acts of God or third parties or for any other reason beyond the control of Lessor. Lessee agrees to indemnify and save harmless Lessor from and against any and all loss, damage, claim demand, liability or expense, including reasonable attorney's fees at trial and upon appeal, by reason of damage to person or property which may arise or be claimed to have arisen as a result of Lessee's occupancy or use of the Premises, Building and/or property of which the Premises is a part by Lessee, its employees, agents, invitees, licensees or guests, or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Premises.

     FOURTEENTH: Bankruptcy. If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term the Lessor is hereby irrevocably authorized at its option, to forthwith cancel this Lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described Premises by virtue of this Lease.

         FIFTEENTH: [INTENTIONALLY DELETED]

     SIXTEENTH: Binding Effect. This Lease shall bind the Lessee and its assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of the Lessee.

     SEVENTEENTH: Time is of the Essence. It is understood and agreed between the parties hereto that time is of the essence of this Lease and this applies to all terms and conditions contained herein.

     EIGHTEENTH: Notice. It is understood and agreed between the parties hereto that written notice mailed or delivered to the Premises Leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this Lease.

     NINETEENTH: Cumulative Rights & No Forfeiture. The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

     TWENTIETH: Charges. It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the Premises by order of the Lessee or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid.

     TWENTY-FIRST: Signage. (a) It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the Premises leased hereunder shall be first submitted to the Lessor for written approval before installation of same and such approval shall not be unreasonably withheld.

     (b) Lessee may install an eighteen inch (18") high by four-foot (4') wide sign on the glass panel over its front door. Said sign shall be white vinyl and surface-applied and shall be subject to Lessor's reasonable written approval. The defined copy area is attached as Exhibit "D-1".

     (c) Lessee shall also be given the opportunity to have shared signage on a monument sign to be installed by Lessor in front of the Building. Lessee's portion of the sign shall be installed by Lessor. The copy and graphics shall be in Lessee's corporate colors. A conceptual example of such signage is attached as Exhibit "D-2". Lessee shall reimburse Lessor for the actual cost for such signage at the time the parties mutually approve same.

     (d) Lessee at its sole cost and expense shall have the right install an exterior sign on the west exterior wall of the Premises identifying its business. Lessor shall reasonably approve any such sign in writing prior to Lessee's installation of same. Any sign that Lessee installs shall be entirely "black" and shall comply with all applicable laws and the sign standard attached in Exhibit "D-3". Lessee shall perform the maintenance of such sign at its sole cost and expense. Upon termination of the tenancy herein created, Lessee shall remove any sign so placed and repair any damage to the Building caused thereby. Lessee acknowledges that the City of Miramar may require a personnel door to be added to the west wall of the Building to permit such signage. All costs of adding such overhead door shall be borne by Lessee.

     TWENTY-SECOND: Lessee's Insurance. All personal property placed or moved in the Premises and tenant improvements to the Premises shall be at the risk of Lessee or the owner thereof, and Lessor shall not be liable to Lessee for damages to same unless caused by or due to gross negligence of Lessor, Lessor's agents or employees. Lessee agrees to obtain liability insurance containing a single limit of not less than $1,000,000.00 for both property (including but not limited to fire hazard) and bodily injury, at its own cost. Lessee consents to provide Lessor with a Certificate of Insurance, as above described, naming Lessor as additional insured and favoring the Lessor with a thirty (30) day notice of cancellation.

     TWENTY-THIRD: (a) Lessee's Repairs. Lessee is responsible for the maintenance and repair of the Premises, including but not limited to plate glass windows, all doors, all interior plumbing, the electrical and any items which the Lessee installs or has others install. If Lessee or any agent employed by Lessee damages the roof, the repair of said roof will be Lessee's sole responsibility. Lessee shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Lessor, for servicing all heating and air conditioning systems and equipment within the Premises. Such contract must become effective within thirty (30) days of the date Lessee takes possession of the Premises.

     (b) Storm Shutters Lessor shall supply Lessee with access to storm shutters and associated hardware ("Shutters") that comply with applicable codes. Lessee, at its option, may install the shutters upon issuance of a "Hurricane Watch". In the event Lessee installs the shutters, Lessee shall remove the shutters from the Building and return said shutters to the storage area designated by Lessor within five (5) business days after the Hurricane Watch is lifted. Lessee shall perform the work described above and shall repair any damage to the Building and/or shutters caused while performing such work at its sole cost and expense. Neither Lessor nor Lessee shall have any obligation under this Lease to install the shutters unless Lessor or Lessee is required to do so by code, in which case all such work shall be Lessee's sole responsibility.

     TWENTY-FOURTH: Broker. Lessee represents and warrants that Phillip Slewett is the only broker due a commission, fee or other sum which is now or in the future may be due and payable with regard to leasing, acquisition or other such matters related to the Premises. Said fee shall be paid by Lessee. Lessor and Lessee agree to indemnify and hold each other harmless from any and all liability for the payment of any other such commissions, fees and other sums.

     TWENTY-FIFTH: Lessor's Maintenance. Lessor agrees to provide water and sewer service to the Building and Premises, maintain the roof, landscaping, irrigation system, the exterior of the Building, the adjacent lake bank, lighting, loading areas, parking areas, sidewalks and driveways, and to keep the common areas reasonably clean of debris and to provide proper supervision and security of such areas as necessary. Lessee agrees to pay as additional rent Lessee's Proportionate Share of such costs (which costs include a management fee of five percent (5%)). "Lessee's Proportionate Share" shall be the fraction or ratio of the floor area of the Premises divided by the total floor area of the Building. (12,853 square feet/ 120,286 square feet = 10.6854%)

     TWENTY-SIXTH: Real Estate Taxes & Lessor's Insurance. Lessor shall pay all taxes, assessments and levies charged or assessed by any governmental authority, (hereinafter collectively referred to as Taxes) upon its property in the Building and Lessee's Premises and land, Buildings or Premises in or upon which the Premises are located, and shall cause all-risk insurance to be maintained thereon in amounts not to exceed the full replacement cost of the improvements constituting the Building from time to time. Lessee agrees to pay as additional rent, without relief from valuation or appraisement laws, Lessee's Proportionate Share of any such taxes, of any premiums payable in respect of such insurance coverage, and of any premiums payable in respect of public liability insurance and rental insurance maintained by or for the Lessor in respect of the land and the Building.

     TWENTY-SEVENTH: Declaration of Protective Covenants and Restrictions. Lessee recognizes that the Premises are subject to that certain Declaration of Protective Covenants and Restrictions for Miramar Park of Commerce. Under the Declaration, Sunbeam Properties, Inc. currently enforces the Declaration and operates and maintains the Common Area referred to therein. The Lessee agrees to pay as additional rent, on behalf of Lessor, Lessee's Proportionate Share of any and all maintenance or other assessments imposed by Sunbeam Properties, Inc. (or its successor) on the Lessor as owner of the Building as provided in the Declaration.

     TWENTY-EIGHTH: Lessee's Proportionate Share of Expenses. Lessee shall pay $2,142.16 per month plus State Sales Tax as an estimate of Lessee's Proportionate Share of the expenses described in Paragraphs 25, 26 AND 27. Said payment is hereby deemed to be additional rent and is in addition to all other sums to be paid by Lessee including but not limited to the rent described in the Witnesseth Paragraph on page 1 of this Lease. On an annual basis, Lessor shall notify Lessee what the actual expenses were over the previous calendar year and within ten (10) days of such notice, Lessee shall pay as additional rent (or receive a reimbursement) for the difference, if any, plus State Sales Tax, between what Lessee paid as an estimate and the actual expenses. Lessee's share for a partial calendar year at the beginning or end of the term of this Lease shall be prorated on a per diem basis. In the event that Lessor adjusts its estimate of the expenses described in Paragraphs 25, 26 and 27 to more accurately reflect the actual expenses incurred, Lessee's monthly estimated payment of its Proportionate Share of such expenses shall be appropriately adjusted.

     TWENTY-NINTH: Condemnation. (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose of which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking shall occur.

     (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the Subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Lessor shall undertake to restore the Premises to a condition suitable for the Lessee's use, as near to the condition thereof immediately prior to such taking as is a reasonably feasible under all the circumstances.

     (c) In the event of any such taking or private purchase in lieu thereof, Lessor and Lessee shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interest in any condemnation proceedings; provided that Lessee shall not be entitled to receive any award for Lessee's loss of its Leasehold interest, the right to such award being hereby assigned by Lessee to Lessor.

     THIRTIETH: Holdover. Should Lessee hold over and remain in possession of the Premises at the expiration of any term hereby created, Lessee shall, by virtue of this paragraph, become a Lessee by the month at one and half times the Rent per month of the last monthly installment of Rent above provided to be paid, which said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a monthly tenancy instead of a tenancy as provided herein, and Lessee shall give to Lessor at least thirty
(30) days' written notice of any intention to remove from the Premises, and shall be entitled to ten (10) days' notice from Lessor in the event Lessor desires possession of the Premises; provided, however, that said Lessee by the month shall not be entitled to ten (10) days' notice in the event the said Rent is not paid in advance without demand, the usual ten (10) days' written notice being hereby expressly waived.

     THIRTY-FIRST: Substituted Space. Notwithstanding anything to the contrary contained elsewhere in this Lease, Lessor, at Lessor's option, at any time and from time to time during the term of this Lease, may require that Lessee move to other comparable space within the Miramar Park of Commerce upon giving Lessee sixty (60) days advance written notice of such move. The substituted space shall have approximately the same dimensions as the Premises. Base rent for the substituted space shall be the lesser of the per square foot base rent applicable under the Lease or the per square foot base rent for the substituted space at the time Lessor serves written notice and request of Lessee to move to the substituted space, whereupon Lessee shall continue to Lease the substituted space upon the other terms and conditions as are herein provided. Lessor shall pay for the cost of moving Lessee into the substituted space as well as the cost of improving the substituted space to approximately the same interior design and functionability as the Premises. Notwithstanding the foregoing, if Lessee does not desire to move to the substituted space, then Lessee shall have the right to terminate this Lease by giving Lessor written notice of termination within fifteen (15) days after Lessee receives (from Lessor) such notice to move. If Lessee so terminates this Lease, the termination shall be effective upon the expiration of sixty (60) days from the date of Lessor's notice to move, and upon the effective date of such termination Lessee shall surrender possession of the Premises to Lessor.

     THIRTY-SECOND:  Parking. Lessee shall be entitled to the use of twenty-four
(24) parking spaces on an unassigned, non-reserved basis. Some of this parking maybe provided by Lessor by restriping a portion of the truckyard adjacent to the Premises. In its normal course of business, Lessee will not cause more than said number of parking spaces to be occupied at any one time by its employees or invitees.

     THIRTY-THIRD: Hazardous Materials Standard. Lessee, its successors and assigns shall comply with the Hazardous Materials Standard for the Miramar Park of Commerce attached hereto as Exhibit "B".

     THIRTY-FOURTH: Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information may be obtained from your county public health unit.

     THIRTY-FIFTH: Force Majeure. In any case, where either party hereto is required to do any act, except the payment of rent or other money, the term for the performance thereof shall be extended by a period equal to any delay caused by or resulting from acts of God, the elements, weather, war, civil commotion, fire or other casualty, strikes, lockouts, labor disturbances, inability to procure labor or materials, failure of power, government regulations or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time".

     THIRTY-SIXTH: Lessor's Improvements. (a) Lessor agrees to complete the improvements ("Lessor's Improvements") described in Exhibit "C" on or before December 14, 2002. Lessor's Improvements shall meet current ADA code. Lessor represents that the Building of which the Premises is a part is handicap accessible. All of the Lessor's Improvements shall come with a one (1) year warranty to cover latent defects, nonconformity with Exhibit "C" and/or faulty design. In addition, the new air conditioning compressor(s) serving the Premises shall carry a five (5) year warranty.

     (b) Neither Lessee or its contractors shall perform any work in the Premises (including but not limited to the installation of alarm systems, phone or data lines, racks or conveyors) without first having all of the required permits from the City of Miramar and all other applicable governmental agencies.

     (c) In the event Lessor's Improvements is completed on a date other than December 14, 2002, Lessee and Lessor agree to make the appropriate adjustments to the lease dates and rental schedule described in this Lease. Such adjustments shall be verified in writing and shall maintain a lease term of approximately 60 months.

     (d) Upon Lease execution and per the Witnesseth Paragraph on Page 1 of this Lease, Lessee has paid Lessor $61,378.00 ("Lessee's Contribution").

     (e) Lessee and Lessor acknowledge that the City and/or other governmental agencies may require changes to the Plans and Specifications as a condition to issuing the required permits, including but not limited to the building permit, for Lessor's Improvements. In addition, the City and/or other governmental agencies may require changes to Lessor's Improvements during construction and/or after construction has been completed in order for a Certificate of Occupancy to be issued. Lessor shall present Lessee with written documentation of the net cost (or net savings) related to any such changes and Lessee (or Lessor) shall reimburse Lessor (or Lessee) for same upon Substantial Completion of the Premises.

     THIRTY-SEVENTH: Alterations. All alterations, additions, improvements, and partitions erected by Lessee shall be and remain the property of lessee during the term of this Lease and shall become the property of Lessor as of the date of termination of this Lease, or upon earlier vacating of the Premises, and title shall pass to Lessor under this Lease as by a bill of sale. Provided Lessee is not in default or otherwise indebted to Lessor, all shelves, bins, equipment and trade fixtures installed by Lessee may be removed by the Lessee prior to the termination of this Lease, if the Lessee so elects, and shall be removed by the date of termination of the Lease or upon earlier vacating of the Premises if required by Lessor. Upon any such removal Lessee shall restore the Premises to its original condition, ordinary wear and tear excepted. All such removals and restorations shall be accomplished in a good workman like manner so as not to damage the primary structure, roof or structural qualities of the building and other improvements within which the Premises are situated. In no event shall Lessor be required to (i) compensate Lessee for alterations, additions, improvements or partitions erected by Lessee on or within the Premises, or (ii) compensate Lessee for shelves, bins, equipment and trade fixtures installed by Lessee on or within the Premises and which are not removed by Lessee at Lease termination or early vacation or the Premises by Lessee.

     THIRTY-EIGHTH: Expansion Option. Providing Lessee has been a Lessee in good standing under this lease for a minimum of three (3) lease years, if Lessee needs to expand its lease space to 18,850 square feet or more, Lessor shall make its best reasonable effort to accommodate this expansion either in the Building in which the premises are located or another building owned by Lessor at the Miramar Park of Commerce at a mutually acceptable rental rate. Provided there are no defaults under this lease or the Lease with Lessor for the expansion space, Lessor and Lessee agree this Lease shall terminate on such date as Lessee takes possession of the expansion space. Lessee shall incur no penalty for said cancellation. It is mutually understood by Lessee and Lessor that Lessee's financial condition may affect Lessor's ability to accommodate Lessee's expansion and Lessee's subleasing space, assuming the lease obligations from another lessee, and/or leasing space from any entity other than Lessor shall not qualify as an expansion for the purposes of this Paragraph.

     THIRTY-NINTH: Emergency Generator. Lessee may install, at its sole cost and expense, up to a 250 kw, generator with a skid-mounted (or sub-mounted) fuel tank in the truckyard of the Premises. In the event it is required by code, Lessee also may install, at its sole cost and expense, a generator pad to support the generator. All costs associated with the operation, installation (including but not limited to the cost of installing automatic transfer switch, fencing and bollards) and maintenance of the generator and generator pad shall be paid for solely by Lessee, including but not limited to any modifications or additions to the landscaping, irrigation and/or paving. The generator, installation method and location and all accommodations and other work related thereto shall be subject to Lessor's prior written approval, said approval not to be unreasonably withheld or delayed and said approval to take into account the aesthetics of such equipment. During the term of this Lease, Lessee agrees to take all reasonable actions to minimize the visibility, aesthetic impact and disturbance to other users of the Miramar Park of Commerce caused by the generator. Reasonable actions shall include, but not be limited to maintaining good condition of the generator. Lessee shall be solely responsible, at Lessor's request, for removing the generator at the expiration of this Lease and making any necessary and reasonable repairs and restorations so as to leave the property in good condition.

     FORTIETH: Lessee Improvements. Lessee may, but is not required, to make improvements or alterations to the Premises (hereinafter referred to as "Lessee's Improvements"). In the event that Lessee desires to make any such Lessee's Improvements, Lessee shall first submit to Lessor for Lessor's prior approval, plans, drawings and specifications detailing the proposed Lessee's Improvements before any such Lessee's Improvements may be commenced. Lessor acknowledges that Lessee's Improvements may include installing a hood and that the exhaust for said hood will penetrate the roof. Lessee shall not make any penetrations without the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed by Lessor. In addition, Lessee acknowledges that it will be required to use a roofer of Lessor's choosing for said roof penetration. All costs associated with the above work shall be at Lessee's sole cost and expense. Lessee may proceed with its Lessee Improvements only after Lessee has obtained Lessor's written approval, and Lessee has obtained all necessary permits and approvals for said Lessee Improvements from the City of Miramar, the County of Broward, and any other relevant governmental agency.

     FORTY-FIRST: Mechanics' Liens. During the term of this Lease, Lessee shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges (other than liens, encumbrances and charges created by Lessor) upon the Premises or any part thereof. Lessee shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien created by, through, or on behalf of Lessee, but only if Lessee shall first give to Lessor such security as Lessor may reasonably require, to insure payment thereof and prevent any sale, foreclosure, or forfeiture of the Premises or any portion thereof by reason of such lien, encumbrance or charge. Should any lien, encumbrance or charge be filed against the Premises, or should any action of any character affecting the title thereto be commenced, Lessee shall give to Lessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Lessee. On final determination of the lien or claim for lien, Lessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Lessee's own expense. Failure of Lessee to comply with the matters set forth herein shall constitute a default under this Lease entitling Lessor to remedies as set forth elsewhere in this Lease.



         IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

         Signed, sealed and delivered in the presence of:

                                       LESSOR: Sunbeam Development Corporation


                                     By:
-----------------------                   -------------------------------------
Witness Sign Name                          Andrew L. Ansin, Vice President


                                                         11-18-2002
-------------------------                  -----------------------------------
Witness Print Name                                        Date



Witness Sign Name



Witness Print Name

                                               LESSEE: NMHCRX MAIL ORDER, Inc.



                                              By:______________________________
Witness Sign Name                                      Title



                                                      11-12-2002
---------------------------                    ---------------------------------
Witness Print Name                                    Date

                                   Exhibit "A"

Page 1: Parcel Plan of Miramar Park of Commerce identifying the location of the Building & Premises Page 2: Site Plan of the Building identifying the Premises Page 3: Existing floor plan of the Premises

                                   Exhibit "B"

          Hazardous Materials Standard for the Miramar Park of Commerce

                                   Exhibit "C"

                              Lessor's Improvements

The Premises shall be delivered in "as-is" condition, with the exception that Lessor will complete the following improvements:

Install a demising wall and separate electric. Complete the following improvements to the warehouse area:

Warehouse Area:
-        Provide air-conditioning installed at +/-1 ton per 400 square feet
-        Install insulation "stick-pinned" to the underside of the deck
- Provide sufficient electrical power for the new air conditioning and lighting described above

                                   Exhibit "D"


Page 1: Above-Door sign standard
Page 2: Ground-Mounted Signage Standard